Exhibit 99.1

News Release
Quantenna Announces Third Quarter 2017 Financial Results
Revenue and Earnings Reach Record Levels
San Jose, CA - November 6, 2017 - Quantenna Communications, Inc. (NASDAQ:QTNA), a global leader and innovator of leading-edge performance Wi-Fi solutions, today announced preliminary unaudited financial results for the third quarter ended October 1, 2017.
“We are pleased to report record third quarter results, demonstrating annual revenue growth of 47%, record GAAP EPS of $0.07 and record non-GAAP EPS of $0.14. We experienced growing customer adoption of our newer Wave 3 10G products combined with strong shipment levels of our core Wave 2 offerings and legacy 802.11n products,” remarked Dr. Sam Heidari, Chairman and Chief Executive Officer.
“While in the fourth quarter we anticipate a delay in the deployment of a key service provider program coupled with near-term softness at one other service provider customer, we continue to execute to our Wave 2 and Wave 3 10G development plans and anticipate these deployments to resume in 2018.”
Financial Summary

	Three Months Ended			Nine Months Ended
	October 1, 2017	September 25, 2016	% Change	October 1, 2017	September 25, 2016	% Change

Revenue	$50,108	$34,105	46.9%	$135,084	$91,577	47.5%
Gross Profit	24,517	16,858	45.4%	66,872	45,125	48.2%
Gross Margin	48.9%	49.4%	(50) bps	49.5%	49.3%	20 bps

Net income (loss):
GAAP	$2,802	$21		$2,087	$(1,927)
Non-GAAP	5,571	1,055		9,534	297

Net income (loss) per share - diluted:
GAAP	$0.07	$0.00		$0.05	$(1.84)
Non-GAAP	0.14	0.04		0.25	0.01

(in thousands except per share data, unaudited)

Commentary on the third quarter 2017 financial results by Company management is available at http://ir.quantenna.com/.
Please see the note regarding the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.
Third Quarter Company Highlights

•	Record revenue of $50.1 million, representing year over year growth of 47% over the third quarter of 2016 and 6% sequential growth over the second quarter of 2017.

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GAAP operating income grew to $2.4 million, and non-GAAP operating income grew to $5.2 million, or 10.3% of revenue. Non-GAAP operating income reached another quarterly record and grew 78% sequentially over the second quarter of 2017.

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Cash from operations totaled $7.3 million, or $0.19 per fully diluted share, while cash, cash equivalents and marketable securities grew $2.5 million sequentially to $126.9 million, or $3.29 per fully diluted share.

•	Announced a partnership with AirTies to offer Internet Service Providers (ISPs) a complete turnkey managed Wi-Fi mesh solution with new classes of differentiated, premium Wi-Fi services.

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Released the Spartan AP Booster which offers service providers a cost-effective Wi-Fi performance upgrade for their existing subscriber legacy home gateways without replacing or upgrading the entire gateway.

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Entered the Over the Top (OTT) set-top box market with the Zero Memory client solution that offers unparalleled video performance to both STB and OTT clients without the need for incremental memory costs.

•	Announced that Technicolor has adopted the QV860 chipset in its OWA0130 dual-band multi-function extender, augmenting the coverage of Wi-Fi gateways with a mesh network offering seamless connectivity.

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Demonstrated with Cortina Access a Dual 4x4 802.11ax 10G fiber/PON gateway reference platform at IBC 2017 in Amsterdam, bringing best of breed broadband and Wi-Fi capabilities into a single integrated platform targeting mass deployment.

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Partnered with SoftAtHome to offer its Smart Wi-Fi software availability on the QV860 chipset, enabling SoftAtHome to offer a high-performance mesh and repeater solution to service providers and OEM partners by levering the Quantenna 802.11ac Wi-Fi ecosystem.

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Business Outlook

Fourth Quarter 2017 Guidance Range
Revenue	$40M to $42M
Gross Margin
GAAP	51.4% +/- 100bps
Non-GAAP	51.5% +/- 100bps
Operating Expense Growth (sequential)
GAAP	Up 13%
Non-GAAP	Up 15%
Net income (loss) per share-diluted
GAAP	($0.11) - ($0.09)
Non-GAAP	($0.04) - ($0.02)

Gross margin, operating expense and net income GAAP to Non-GAAP reconciliation relates to stock based compensation expense.
Webcast and Conference Call
Quantenna management will host a conference call discussing the quarterly results and business outlook following this press release at 2:00 p.m. Pacific Time today. Individuals interested in listening to the conference call may do so by dialing (877) 239-5585 for domestic callers or (661) 378-9806 for international callers. Please reference Conference ID: 97831720. An audio webcast and replay will be available on the “Investor Relations” section of Quantenna’s website at http://ir.quantenna.com/events.cfm.
Non-GAAP Financial Measures
In addition to GAAP reporting, Quantenna provides information regarding net income, gross profit, gross margin, and operating expenses on a non-GAAP basis. This non-GAAP information excludes stock-based compensation expense. These non-GAAP measures are used by the Company’s management for the purposes of evaluating the underlying operating performance of the Company, establishing internal budgets, comparing performance with internal forecasts and goals, strategic planning, benchmarking against other companies, to provide a more consistent basis of comparison and to enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial tables included in this press release.
About Quantenna Communications
Quantenna (Nasdaq:QTNA) is the global leader and innovator of high performance Wi-Fi solutions. Founded in 2006, Quantenna has demonstrated its leadership in Wi-Fi technologies with many industry firsts in the market. Quantenna continues to innovate with the mission to perfect Wi-Fi by establishing benchmarks for speed, range, efficiency and reliability. Quantenna takes a multidimensional approach, from silicon, system to software for Wi-Fi networks and provides solutions for OEMs and service providers worldwide. For more information, visit www.quantenna.com.
Forward-Looking Statements
This press release contains forward-looking statements based on Quantenna’s current expectations, including statements regarding Quantenna’s preliminary financial results for the third quarter ended October 1, 2017, expected future business and financial performance, growth opportunities, product technologies and customer relationships. The words "believe," "estimate," "expect,

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" "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Quantenna are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Quantenna and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Quantenna may not be able to maintain its historical growth or achieve similar levels of success with respect to new products; quarterly fluctuations in revenues and operating results; challenges developing new and leading edge products on a timely basis that achieve market acceptance; the complexity of the products; ability to accurately predict future revenue and expenses; ability to attract and retain customers and service providers; dependence on a limited number of products and customers; intense market competition; intellectual property litigation risks; risks associated with acquisitions, divestitures and strategic partnerships with respect to Quantenna as well as third parties; product liability risks; potential cancellation of customer orders; difficulties managing international operations; risks that Quantenna may not be able to manage strains associated with its growth; dependence on key personnel; stock price volatility; dependence on, and geographic concentration of, contract manufacturers, customers and end customers, assembly and test providers, and other vendors that subject Quantenna's business and results of operations to risks of natural disasters, epidemics, war and political unrest; the cyclical nature of the semiconductor industry; potential changes in tax and other laws affecting Quantenna’s business; adjustments to the preliminary financial results reported in this press release and related earnings call announcement and materials for the third quarter of 2017 in connection with completion of the final closing process and procedures and preparation of our Quarterly Report on Form 10-Q; and other factors that are detailed in the Securities and Exchange (“SEC”) filings of Quantenna, which you may obtain for free at the SEC’s website at http://www.sec.gov. Quantenna disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Quantenna Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share data, unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2017	September 25, 2016		October 1, 2017	September 25, 2016

Revenue	$50,108	$34,105		$135,084	$91,577
Cost of revenue	25,591	17,247		68,212	46,452
Gross profit	24,517	16,858		66,872	45,125
Operating expenses:
Research and development	15,011	11,162		43,699	32,913
Sales and marketing	3,363	2,172		9,553	5,571
General and administrative	3,735	3,248		11,231	7,802
Total operating expenses	22,109	16,582		64,483	46,286
Income (loss) from operations	2,408	276		2,389	(1,161)
Interest expense	(103)	(189)		(442)	(414)
Other income (expense), net	223	(52)		610	(300)
Income (loss) before income taxes	2,528	35		2,557	(1,875)
Benefit (provision) for income taxes	274	(14)		(470)	(52)
Net income (loss)	$2,802	$21		$2,087	$(1,927)
Net income (loss) per share - basic	$0.08	$0.02		$0.06	$(1.84)
Net income (loss) per share - diluted	$0.07	$0.00		$0.05	$(1.84)

Shares used in computing net income (loss) per share:
Basic	34,734	1,157	(1)	33,907	1,048	(1)
Diluted	38,525	29,974		38,419	1,048	(1)

(1) The number of shares reflects the number prior to conversion of preferred stock upon the Company's IPO on November 2, 2016

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Quantenna Communications, Inc.
Unaudited reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

Non-GAAP Income Statement Items	Three months ended October 1, 2017			Three months ended September 25, 2016
	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure
Revenue	$50,108		$50,108	$34,105		$34,105
Gross profit	24,517	38	24,555	16,858	9	16,867
Gross margin	48.9%	0.1%	49.0%	49.4%	0.0%	49.5%
Research and development	15,011	1,367	13,644	11,162	231	10,931
Sales and marketing	3,363	416	2,947	2,172	60	2,112
General and administrative	3,735	948	2,787	3,248	734	2,514
Income from operations	2,408	2,769	5,177	276	1,034	1,310
Net income	$2,802	$2,769	$5,571	$21	$1,034	$1,055
Basic shares outstanding	34,734		34,734	1,157		1,157
Basic earnings per share	$0.08		$0.16	$0.02		$0.91
Diluted shares outstanding	38,525		38,525	29,974		29,974
Diluted earnings per share	$0.07		$0.14	$0.00		$0.04

Non-GAAP Income Statement Items	Nine months ended October 1, 2017			Nine months ended September 25, 2016
	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure
Revenue	$135,084		$135,084	$91,577		$91,577
Gross profit	66,872	123	66,995	45,125	15	45,140
Gross margin	49.5%	0.1%	49.6%	49.3%	0.0%	49.3%
Research and development	43,699	3,986	39,713	32,913	454	32,459
Sales and marketing	9,553	1,179	8,374	5,571	120	5,451
General and administrative	11,231	2,159	9,072	7,802	1,635	6,167
Income (loss) from operations	2,389	7,447	9,836	(1,161)	2,224	1,063
Net income (loss)	$2,087	$7,447	$9,534	$(1,927)	$2,224	$297
Basic shares outstanding	33,907		33,907	1,048		1,048
Basic earnings per share	$0.06		$0.28	$(1.84)		$0.28
Diluted shares outstanding	38,419		38,419	1,048		29,370
Diluted earnings per share	$0.05		$0.25	$(1.84)		$0.01

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Quantenna Communications, Inc.
Unaudited Forward-Looking Statements Regarding Business Outlook

Business Outlook	Three Months Ended December 31, 2017

	High	Low
Estimated GAAP diluted earnings (loss) per share	$(0.11)	$(0.09)
Estimated stock compensation expense	0.07	0.07
Estimated Non-GAAP diluted earnings (loss) per share	$(0.04)	$(0.02)

Quantenna Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	October 1, 2017	January 1, 2017
Assets
Current assets
Cash and cash equivalents	$38,844	$117,045
Marketable securities	88,022	—
Accounts receivable	22,820	14,480
Inventory	23,700	15,820
Prepaid expenses and other current assets	2,444	2,470
Total current assets	175,830	149,815
Property and equipment, net	11,215	4,742
Intangible assets, net	3,259	—
Other long-term assets	1,037	232
Total assets	$191,341	$154,789
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,918	$7,776
Accrued liabilities and other current liabilities	27,941	11,801
Long-term debt, current portion	2,487	2,257
Total current liabilities	43,346	21,834
Long-term debt	1,900	3,680
Other long-term liabilities	3,413	527
Total liabilities	48,659	26,041

Stockholders’ equity
Common stock	3	3
Additional paid-in capital	302,240	290,319
Accumulated other comprehensive loss	(20)	—
Accumulated deficit	(159,541)	(161,574)
Total stockholders’ equity	142,682	128,748
Total liabilities and stockholders’ equity	$191,341	$154,789

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Quantenna Communications, Inc.
Condensed Consolidated Cash Flows
(in thousands, unaudited)

	Nine Months Ended
	October 1, 2017	September 25, 2016

Cash flows from operating activities
Net income (loss)	$2,087	$(1,927)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,566	880
Stock-based compensation expense	7,447	2,224
Accretion of discount on investments	93	—
Non-cash interest expense, net	254	140
Change in fair value of convertible preferred stock warrants liability	—	109
Changes in assets and liabilities:
Accounts receivable	(8,340)	(1,589)
Inventory	(7,880)	(2,861)
Prepaid expenses and other current assets	(22)	(283)
Deferred rent and other assets	(790)	16
Accounts payable	5,119	(1,136)
Accrued liabilities and other current liabilities	14,660	6,136
Net cash provided by operating activities	14,194	1,709
Cash flows from investing activities
Purchase of property and equipment	(6,961)	(1,621)
Purchase of marketable securities	(104,044)	—
Proceeds from sales of marketable securities	3,670	—
Maturities of marketable securities	12,239	—
Restricted cash	—	(1,559)
Net cash used in investing activities	(95,096)	(3,180)
Cash flows from financing activities
Proceeds from issuance of common stock	4,553	785
Payments of offering costs	(96)	(881)
Proceeds from revolving line of credit, net of fees paid	—	2,950
Repayment of revolving line of credit	—	(3,000)
Proceeds from issuance of long-term debt, net of fees paid	—	3,854
Repayments of long-term debt	(1,756)	(3,265)
Net cash provided by financing activities	2,701	443
Net decrease in cash and cash equivalents	(78,201)	(1,028)
Cash and cash equivalents
Beginning of period	117,045	18,850
End of period	$38,844	$17,822

Quantenna Communications, Inc.
Vernon Essi, Jr.
669-209-5647
vessi@quantenna.com

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